UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, DC 20549

                          SCHEDULE 14A

              PROXY STATEMENT PURSUANT TO SECTION 14A
              OF THE SECURITIES EXCHANGE ACT OF 1934

            Filed by a Party other than the Registrant

Check the appropriate box:

[X]  Preliminary Proxy Statement

[  ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
     ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

[  ]  Definitive Proxy Statement

[  ]  Definitive Additional Materials

[  ]  Soliciting Material
     Pursuant to Rule 14a-11(c) or Rule 14a-12


               EUROPA CRUISES CORPORATION
------------------------------------------------------------
   (Name of Registrant as Specified In Its Charter)


                 FRANK E. WILLIAMS, JR.
------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

Frank E. Williams, Jr.
2789 Hartland Road
Falls Church, VA  22043
(703) 641-4612
(703) 739-5982 (fax)
                         April X, 2002

Dear Europa Cruises Shareholder,

As a fellow shareholder of Europa Cruises Corporation, I am writing to request your support for actions I believe will help to enhance the value of our investments in the Company. I am joined in my request by Deborah A. Vitale, the President, CEO, and Chairman of the Board of Directors of theCompany and Gregory A. Harrison, a Director of the Company. Collectively, as of April 1, 2002, we beneficially own or have options to purchase 6,999,865 shares of Common Stock.

I believe that there are many courses of action available to the Company to shape a bright future for its shareholders. For this reason, I was disturbed that the Company did not hold an Annual Meeting in 2001. In discussing my concern with Mr. Harrison, I learned that a voting split on the Board of Directors has prevented the Company from setting an Annual Meeting date. My additional concern, thereafter, has been that this stalemate may harm the Company's ability to function effectively.

I have concluded that an EXPEDIENT WAY TO BEGIN TO IMPROVE OUR SHAREHOLDER VALUE IS TO REMOVE AND REPLACE A MEMBER OF THE
BOARD. Specifically, I am proposing that the Company be directed to remove Mr. John R. Duber as a director and to replace him with me. I believe that my experience encompassing four decades in senior corporate management enables me to be an effective working director dedicated to enhancing shareholder value.

In order to achieve this, I request your consent to these corporate actions without a meeting. Ms. Vitale and Mr. Harrison have determined to join me in soliciting your consent.

The Company's Bylaws provide that any action that may be taken at a meeting of shareholders may instead be taken without a meeting by the written consent of the owners of a majority of the outstanding stock. There are approximately 34,446,043 million outstanding voting shares in the Company, which means that shareholders controlling a minimum of 17,223,023 million voting shares must provide their consent in order to require the Company to take the actions described above.

WE URGE YOU TO GIVE YOUR CONSENT TO THE ABOVE ACTIONS BY
SIGNING, DATING, AND RETURNING THE ENCLOSED CONSENT FORM TO
ME BY FAX TO EITHER (703) 739-5982 OR (301) 721-0275 OR BY OTHER
DELIVERY TO THE FOLLOWING ADDRESS:

Frank E. Williams, Jr.
2789 Hartland Road
Falls Church, VA  22043

YOUR PROMPT CONSENT IS IMPORTANT, no matter how few shares you own. TIME IS OF THE ESSENCE. Should you need assistance with completing your consent promptly, please call Shellyn McCaffrey at (703) 739-9398.

Sincerely,
/s/
Frank E. Williams, Jr.


                          PRELIMINARY
                      REQUEST FOR CONSENT
                of the Holders of Voting Stock of
                    Europa Cruises Corporation

                          solicited by

                     FRANK E. WILLIAMS, JR.

The enclosed Consent to Corporate Action is solicited by Europa Cruises Corporation shareholder Frank E. Williams, Jr. The purpose of his solicitation is to obtain the consents of shareholders owning a majority of the outstanding Voting Stock to remove a current member of the Board of Directors of Europa Cruises Corporation and replace him with Mr. Williams.

This solicitation is an outgrowth of Mr. Williams' concern that the Company did not hold an Annual Meeting in 2001. Having learned from Board Member Mr. Gregory A. Harrison that a voting split on the Board of Directors has prevented the Company from setting an Annual Meeting date, Mr. Williams is further concerned that such a stalemate may hamper the Company's ability to function effectively. Mr. Williams believes that his experience encompassing four decades in senior corporate management enables him to be an effective working director dedicated to enhancing shareholder value.

Mr. Harrison and Ms. Deborah A. Vitale, the President, CEO, and Chairman, of Europa Cruises Corporation, have determined to join Mr. Williams as solicitors of consents. They anticipate delivering this Request for Consent and Consent to Corporate Action to selected shareholders on or about April 18, 2002.

CONSENT SOLICITATION

Article Three, Section 1 of the Company's Bylaws provides that any director may be removed at any time, with or without cause, at a special meeting of the stockholders called for that purpose.

In addition, Article Two, Section 11 of the Company's Bylaws provides that "Any action required by the statutes to be taken at a meeting of stockholders, or any action which may be taken at a meeting of the stockholders, may be taken without a meeting or notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote therein were present and voted with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of stockholders, taken at such a meeting."

Pursuant to these provisions of the Bylaws, Mr. Williams is seeking shareholder consent to corporate action without a meeting. The corporate actions proposed by Mr. Williams are to remove Mr. John R. Duber as Director and to replace him with Mr. Williams. In order for the consents to be effective, Mr. Williams must obtain consents representing a majority of the outstanding Voting Stock as of the date that the consents are presented to the Company. Once presented to the Company, the actions taken by consent take effect immediately pursuant to Section 228 of the Delaware General Corporate Law.

According to the Company, at the close of business on April 8, 2002, there were issued and outstanding and entitled to vote a total of 32,620,043 shares of the Company's Common Stock, par value $.001 per share, 926,000 shares of Series S Preferred Stock, and 900,000 shares of Series S-NR Preferred Stock. The Common Stock and the Preferred Stock (collectively the "Voting Stock") vote as a single class and each share of Voting Stock is entitled to one vote per share. The Company's Restated Certificate of Incorporation and Bylaws do not provide for cumulative voting. Mr. Williams believes, therefore, that shareholders owning a majority of these shares, representing a minimum of 17,223,023 million shares, must provide their consent in order to require the Company to implement the corporate actions proposed.

INFORMATION REGARDING NOMINEE

Information regarding Frank E. Williams, Jr. follows. Neither Mr. Williams nor any of his associates have any arrangement or understanding with any person with respect to future employment with the Company, nor with respect to any future transactions to which the Company or any of its affiliates will be a party. Neither is he or they currently, or within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

FRANK E. WILLIAMS, JR., 2789 HARTLAND ROAD, FALLS CHURCH, VA
22043. Mr. Williams currently serves as Chairman and principal owner of Williams Enterprises of Georgia, Inc., a holding company controlling six subsidiaries active in various facets of the steel industry. In addition, Mr. Williams serves as Chairman, CEO, and 50-percent owner of Williams & Beasley Co. of Dallas, TX, a major erector of steel products in the Southwestern US and Chairman and a major shareholder of Wilfab, Inc., a fabricator of structural steel located in Cherokee County, GA. He is also Managing Partner and principal owner of Structural Concrete Products LLC (SCP) of Richmond, VA, a manufacturer of prestressed concrete building systems for customers in the Mid-Atlantic region, and of Industrial Alloy Fabricators LLC (IAF) of Richmond, a fabricator of alloy plate products for the pulp and chemical industries.

Previously, he founded and served as President, CEO, and Chairman of Williams Industries, Inc. (construction services) of Falls Church, VA, a public (NASDAQ) company that owns five subsidiaries active in the steel industry. Mr. Williams continues to serve on the board of Williams. He also served for 23 years as a director, including three years as Chairman of the Board, of Capital Bank NA, a $250 million community bank in Washington, DC. He holds a Bachelor of Civil Engineering from the
Georgia Institute of Technology.

Mr. Williams beneficially owns, directly and indirectly, 200,000 shares of Common Stock in Europa Cruises Corporation. He owns no shares of stock of record that he does not also beneficially own. Certain of the shares set forth as being beneficially owned by Mr. Williams are owned by his recently deceased father's estate. No other associates of Mr. Williams own any of the Company's securities. His shares were purchased as follows:

  DATE                   NUMBER OF SHARES            CLASS
--------            ---------------------------    ---------

February 12, 1997            5,000                   Common
June 16, 1998                5,000                   Common
June 16, 1998                5,000                   Common
December 29, 1998           10,000                   Common
December 29, 1998           20,000                   Common
February 5, 1999            10,000                   Common
March 10, 1999              20,000                   Common
November 15, 2000           10,000                   Common
November 17, 2000           15,000                   Common
November 20, 2000            5,000                   Common
November 21, 2000           15,000                   Common
November 24, 2000            5,000                   Common
December 5, 2000             4,000                   Common
December 8, 2000            21,000                   Common
August 7, 2001               7,800                   Common
August 7, 2001               2,200                   Common
September 21, 2001          20,000                   Common
December 5, 2001            10,000                   Common
February 6, 2002            10,000                   Common


INFORMATION REGARDING ADDITIONAL SOLICITORS

Information regarding Deborah A. Vitale and Gregory A. Harrison follows. Neither they nor any of their associates have any arrangement or understanding with any person with respect to future employment with the Company, nor with respect to any future transactions to which the Company or any of its affiliates will be a party. Both are currently employees of the Company.

DEBORAH A. VITALE, 1013 PRINCESS STREET, ALEXANDRIA, VA 22314. Ms.
Vitale was elected Chairman of the Board of Directors of Europa Cruises Corporation in March 1995 and was appointed Secretary of the Company in November 1994. She has been a Director of the Company since December
1992. On February 14, 1997, Ms. Vitale was appointed Chairman of the
Board of Directors of Casino World, Inc. and Chairman of the Board of Directors of Mississippi Gaming Corporation, each a subsidiary of the Company. On September 2, 1997, Ms. Vitale was appointed President of
Casino World, Inc. and Mississippi Gaming Corporation. On February 20, 1998, Ms. Vitale was appointed President and Chief Executive Officer and Treasurer of Europa Cruises Corporation. Prior to joining Europa, Ms. Vitale was a trial attorney licensed to practice law in Maryland, Virginia, and Washington DC. She has over twenty years of experience handling complex civil litigation.

Ms. Vitale beneficially owns, directly and indirectly 5,666,865 shares of Europa Common Stock. This amount includes options to purchase 2,100,000 shares that were granted to Ms. Vitale for services rendered as a director and for services rendered as a non-director and includes 3,420,455 unallocated shares of common stock which are voted by Ms. Vitale and Mr. Duber as co-Trustees of the Company's Employee Stock Ownership Plan. Ms. Vitale owns no shares of stock of record that she does not also beneficially own. No other associates of Ms. Vitale own any of the Company's securities. Of the foregoing shares, 71,500 were purchased during the past two tears. Of the foregoing options, 1,350,000 were awarded during the past two years. 750,000 of Ms. Vitale's options are exercisable at $1.00 per share and 1,350,000 of Ms. Vitale's options are exercisable at $ .50 per share.

GREGORY A. HARRISON, 16209 KIMBERLY GROVE, GAITHERSBURG, MD 20878. Mr. Harrison was named as a Director of Europa Cruises Corporation on February 20, 1998. Since January 14, 2002, he has been employed by Europa Cruises Corporation as its Director of Engineering and Corporate Development. He is a consulting forensic engineer with over thirty-five years of diversified fire/civil/safety engineering experience with NASA, DOD, NBS, NRC, ARAMCO, and Tenera, LP and has qualified as an expert witness in various courts in eight states. Mr. Harrison held a top secret security clearance with the US Department of Energy, the US Department of Defense, and the US Nuclear Regulatory Commission for many years. He served on the Board of Directors of Data Measurement Corporation and was an Advisory Board member of First Patriot National Bank and United Bank.

Mr. Harrison beneficially owns, directly and indirectly 1,133,000 shares of Europa Common Stock. This amount includes options to purchase 400,000 shares that were granted to him for services rendered as a director. Of these, 350,000 are exercisable at $.50 per share and 50,000 are exercisable at $1.00 per share. He owns no shares of stock of record that he does not also beneficially own. No other associates of Mr. Harrison own any of the Company's securities. Of these shares, none have been purchased or sold during the past two tears.


EXECUTION OF CONSENTS

Stockholders executing consents must date and sign their name(s) exactly as their shares are registered. Joint owners should each sign personally. If signing as an attorney, executor, administrator, trustee, or guardian, provide your full title. If the stockholder is a corporation or partnership, the signature should be in the corporate or partnership name by an authorized officer.

Completed consent forms may be returned to Mr. Williams or to his representative Ms. Shellyn McCaffrey by fax to either (703) 739-5982 or (301) 721-0275 or delivered by postal mail or other means to Mr. Williams' address listed following this section. Mr. Williams takes responsibility for delivering consents to the Company. A stockholder may revoke a consent at any time by delivering a dated and signed written revocation of consent to Mr. Williams or Ms. McCaffrey or to the Europa Cruises Corporation, 150-153rd Avenue, Suite 202, Madeira Beach, FL 33708. A revocation or later-dated consent will not affect any action taken pursuant to your consent prior to such revocation.


SOLICITATION EXPENSES

Messrs Williams and Harrison and Ms. Vitale may solicit consents by messenger, postal mail, telephone, telefax, e-mail, and/or face-to-face solicitation, for which no compensation will be paid to them. In addition, Ms. McCaffrey will be engaged at an hourly fee to help solicit consents. Banks, brokerage houses and other custodians, nominees and fiduciaries may be requested to forward solicitation material to the beneficial owners of shares held by such institutions. Mr. Williams will reimburse such institutions for their reasonable out-of-pocket expenses.

The expense of preparing and mailing this and any other soliciting material and the total expenditures relating to the solicitation of consents (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, consultants, public relations, transportation, and litigation) will be borne by Mr. Williams.

Mr. Williams estimates that his total expenditures relating to the solicitation of consents will be approximately $15,000. Total cash expenditures have been approximately $6,000 to-date. Mr. Williams believes that this solicitation for corporate action, if successful, will enhance the value of the Company for the benefit of all its stockholders. Therefore, he presently intends to seek reimbursement from the Company for his reasonable expenses in connection with this solicitation. He does not anticipate that this matter will be submitted to a vote of security holders, unless required by law.

CONTACT INFORMATION

FOR ASSISTANCE IN COMPLETING CONSENTS

Shellyn McCaffrey     (703) 739-9398 (Tel)
                      (703) 739-5982 (Fax)
                      smccaffrey@erols.com

FOR RETURNING COMPLETED CONSENTS

                      (703) 739-5982 (Fax)
                      (301) 721-0275 (Fax)
                      2789 Hartland Road
                      Falls Church, VA  22043

FOR ADDITIONAL QUESTIONS

Frank Williams        (703) 641-4612
Gregory Harrison      (301) 948-7354
                      (301) 775-3602
Deborah Vitale        (703) 683-6800

CONSENT PROCEDURES

IF YOU OWN EUROPA SHARES, PLEASE SIGN AND DATE THE ENCLOSED
OR ATTACHED CONSENT FORM AND PROVIDE YOUR BROKER NAME AND
NUMBER AND RETURN IT TO MR. WILLIAMS OR HIS REPRESENTATIVE,
MS. MCCAFFREY, AT THE FAX NUMBER OR ADDRESS ABOVE.  FOR
CONVENIENCE, PLEASE COMPLETE A SEPARATE CONSENT FORM FOR
EACH BROKERAGE THAT HOLDS YOUR EUROPA STOCK ACCOUNTS.

APPENDIX
(Form of Consent)

 EUROPA CRUISES CORPORATION

CONSENT TO CORPORATE ACTION
SOLICITED BY FRANK E. WILLIAMS, JR.

VOTING STOCK

The undersigned holder(s) of outstanding Voting Stock ("the Shares") of Europa Cruises Corporation ("the Company") hereby determine(s) the following by written consent without a meeting effective immediately upon delivery of consents to the Company pursuant to Article Three,
Section 1 and Article Two, Section 11 of the Company's Bylaws and
Section 228 of the Delaware General Corporate Law:

ACTION # 1

RESOLVED, that Mr. John R. Duber, an incumbent director of the Company, is hereby removed from office without cause.

CONSENT  _     WITHHOLD CONSENT  _     ABSTAIN  _

ACTION # 2

FURTHER RESOLVED, that Mr. Frank E. Williams, Jr. is hereby elected as a director of the Company to fill the vacancy created by the removal of Mr. Duber to serve until his successor is elected and qualified.

CONSENT  _     WITHHOLD CONSENT  _           ABSTAIN  _


___________________


STOCK OWNER(S)


NUMBER OF SHARES  ___________Cusip # 298738 10 5

PRINT OWNER(S) NAME(S) as it/they appear on stock certificate or brokerage account where they are held:


________________________________________________________________

OWNER(S) SIGNATURE(S):
(Joint owners should each sign personally. If signing as an attorney, executor, administrator, trustee, or guardian, please include your full title. Corporate consents should be signed by an authorized officer. If a partnership, please sign in partnership name by an authorized officer.)


______________________________________________  Dated _______, 2002


Print broker name and contact number

__________________________________________________


Provide your account number

__________________________________________________